Exhibit 5.1

D. Bradley Peck (858) 550-6012 bpeck@cooley.com	[Cooley Letterhead]

August 9, 2010

ACADIA Pharmaceuticals Inc.

3911 Sorrento Valley Boulevard

San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ACADIA Pharmaceuticals Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 8,464,234 shares of the Company’s common stock, $0.0001 par value, including 8,314,234 shares (the “Incentive Plan Shares”) issuable pursuant to the Company’s 2010 Equity Incentive Plan (the “Incentive Plan”) and 150,000 shares (the “ESPP Shares”) issuable pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses, the Incentive Plan and the ESPP, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Incentive Plan Shares, when issued and sold in accordance with the Incentive Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to Incentive Plan Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full) and (ii) the ESPP Shares, when issued and sold in accordance with the ESPP, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable.

4401 EASTGATE MALL, SAN DIEGO, CA 92121   T: (858) 550-6000   F: (858) 550-6420   WWW.COOLEY.COM

ACADIA Pharmaceuticals Inc.

August 9, 2010

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley LLP

By:	/s/ D. Bradley Peck
D. Bradley Peck

4401 EASTGATE MALL, SAN DIEGO, CA 92121   T: (858) 550-6000   F: (858) 550-6420   WWW.COOLEY.COM